Exhibit 99.1

March 26, 2020	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES ANNOUNCES PRICING OF OFFERING OF $500 MILLION SENIOR NOTES

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE-RJF) (“Raymond James”) today announced the pricing of a registered underwritten public offering of $500 million 4.650% senior notes due 2030 (the “Notes”). The Notes will bear interest at a rate of 4.650% per annum and will mature on April 1, 2030. The net proceeds of the offering are expected to be used for working capital and for general corporate purposes. The offering is expected to close on March 31, 2020, subject to customary closing conditions.

The Notes are being offered pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC by calling 1-212-834-4533, BofA Securities, Inc., by calling toll free at 1-800-294-1322 or emailing dg.prospectus_requests@bofa.com, Citigroup Global Markets Inc. by calling toll free at 1-800-831-9146, or Raymond James & Associates, Inc. by calling toll free at 1-800-248-8863 or emailing prospectus@raymondjames.com. You may also get these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,100 financial advisors. Total client assets are $855 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF.

Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions.  In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions.  Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements.  We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.